UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2008
QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	001-14758 (Commission File Number)	33-0476164 (I.R.S. Employer Identification No.)

3260 Whipple Road Union City, California (Address of Principal Executive Offices)	94587 (Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Determination of 2008 Cash Bonus Target Levels for Executive Officers
On February 6, 2008, the Board of Directors of Questcor Pharmaceuticals, Inc. (the “Company”), based on the recommendation of the Board’s Compensation Committee, approved the 2008 cash bonus target levels for the Company’s executive officers. The 2008 cash bonus target levels were determined based on the executive officer’s level of satisfaction of the management performance objectives established and tailored for such executive officer by the Company’s Compensation Committee for the Company’s 2008 fiscal year. The actual amount of cash bonuses awarded remains subject to the discretion of the Board. The table below sets forth the previously disclosed 2008 annual base salaries and target bonus percentages for the following executive officers:

			2008
		2008	Bonus
Name	Title	Salary	Target
Don M. Bailey	President and Chief Executive Officer	$525,000	65%

Stephen L. Cartt	Executive Vice President, Commercial Development	$350,000	55%

Steven Halladay, Ph.D.	Senior Vice President, Clinical and Regulatory Affairs	$295,000	45%

David J. Medeiros	Senior Vice President, Pharmaceutical Operations	$325,000	45%

George M. Stuart	Senior Vice President, Finance and Chief Financial Officer	$260,000	45%
Grant of Options to Executive Officers
On February 6, 2008, the Board, based on the recommendation of its Compensation Committee, approved the grant of options to purchase the Company’s common stock to the Company’s executive officers under the Company’s 2006 Equity Incentive Plan. The table below sets forth the stock option grants approved by the Board:

		No. of
Name	Title	Options
Don M. Bailey	President and Chief Executive Officer	500,000

Stephen L. Cartt	Executive Vice President, Commercial Development	116,000

Steven Halladay, Ph.D.	Senior Vice President, Clinical and Regulatory Affairs	0[1]

David J. Medeiros	Senior Vice President, Pharmaceutical Operations	80,000

George M. Stuart	Senior Vice President, Finance and Chief Financial Officer	65,000

[1]	Dr. Halladay received 166,028 restricted shares of the Company’s common stock in lieu of stock options, which will vest subject to his achievement of certain performance-based criteria.

SIGNATURES
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2008	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ George Stuart
George Stuart
Senior Vice President, Finance, and Chief Financial Officer